MICHAEL KORS NAMES THOMAS J. EDWARDS, JR. AS CHIEF FINANCIAL OFFICER
JOSEPH B. PARSONS TO RETIRE IN AUGUST 2017

LONDON - April 17, 2017 Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury fashion brand, is pleased to announce that Thomas J. Edwards, Jr. has been named Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer effective immediately.

Mr. Edwards has extensive experience as a financial and operational leader. He joins the Company from Brinker International, Inc., a leading casual dining restaurant company, where he served as Executive Vice President and Chief Financial Officer since March 2015. Prior to that, he held numerous positions within finance at Wyndham Worldwide from 2007 to 2015, including having served as Executive Vice President and Chief Financial Officer of the Wyndham Hotel Group from March 2013 to March 2015. Mr. Edwards has also held a number of financial and operational leadership positions in the consumer goods industry, including as Vice President, Consumer Innovation and Marketing Services at Kraft Foods and Vice President, Finance at Nabisco Food Service Company.
“We are excited to have Tom join our organization and oversee responsibilities for global finance, operations and IT,” said John D. Idol, Chairman and Chief Executive Officer. “Tom is a veteran in the global consumer goods industry and a proven financial and operational leader. He will be instrumental to us as we continue to execute on our key growth and operational initiatives as well as drive value for our shareholders.”
“I am excited to join Michael Kors,” said Mr. Edwards. “The Company has established itself as a leading global luxury fashion brand with a strong track record of producing compelling financial results. I look forward to working with John, Michael and the rest of the management team as Michael Kors continues to execute on its long-term strategic plan.”
Mr. Edwards is succeeding Joseph B. Parsons, who is retiring after 13 years with the Company. Mr. Parsons will remain with the Company through August 1, 2017 in his current role.
“On behalf of Michael, the Board of Directors and our entire organization, I’d like to express our sincere gratitude to Joe for his significant contributions to our organization,” added Mr. Idol. “Over the last 13 years, Joe has been an integral member of the management team, helping to lead our company from approximately $17 million in revenues in 2003 to more than $4 billion in revenues today, and to become a leading global luxury fashion house. We wish him well in his retirement.”
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, ready-to-wear, footwear, wearable technology, watches, and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.

Forward-Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 (File No. 001-35368) and Quarterly Reports on Form 10-Q (File No. 001-35368) for the fiscal quarters ended July 2, 2016 and December 31, 2016, filed with the U.S. Securities and Exchange Commission.
FOR MORE INFORMATION:

Michael Kors Holdings Limited
Christina Coronios
201-691-6133
InvestorRelations@MichaelKors.com

or

ICR, Inc.
Jean Fontana
203-682-1214
jean.fontana@icrinc.com

Media:
ICR, Inc.
Alecia Pulman
646-277-1231
KorsPR@icrinc.com